UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7405 North Tamiami Trail
Sarasota, Florida 34243
     (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act.

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01                Entry into a Material Definitive Agreement.
Item 3.02                Unregistered Sales of Equity Securities.

     On January 24, 2008, the board of directors of the company approved the purchase from JonRoss, Inc. (the “Seller”) of the Seller’s 50% membership interest in Carbiz Auto Credit JV1, LLC (“Carbiz JV1”), a Florida limited liability company, pursuant to a purchase agreement, dated January 24, 2008 (the “Purchase Agreement”), by and between the Seller and Carbiz USA, Inc., a subsidiary of the company. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1. The Purchase Agreement was entered into by the company and the transaction consummated on the same date.

     On February 28, 2005, the company entered into a joint venture agreement with Seller and formed Carbiz JV1. The purpose of this joint venture was to add five additional auto credit centers in the state of Florida over five years. Under the terms of the operating agreement, the company agreed to provide management and license certain intellectual property to Carbiz JV1, and Seller agreed to invest $500,000 in Carbiz JV1, each in exchange for a 50% interest in Carbiz JV1. Seller is controlled by John Ross Quigley, who serves as a member of our board of directors. We also have a revolving loan agreement with Carbiz JV1 with no fixed repayment term at an annual interest rate of the U.S. prime rate plus 1.5% . Carbiz JV1 currently owns and operates one used car dealership in Florida.

     The consideration payable by Carbiz USA to the Seller is $600,000, paid through the issuance by the company of 1,600,000 shares of common stock and a promissory note from Carbiz USA in the principal sum of $200,000.00 USD. The shares of common stock were valued at $0.25 per share, the closing price of the stock on January 23, 2008. The issuance of the shares of common stock is exempt from the registration provisions of the Securities Act of 1933 by virtue of the exemption provided by Section 4(2) of that Act. The note bears interest at an annual rate of 8%, and all principal and interest is payable on January 24, 2009. The company has guaranteed the obligations of Carbiz USA under the note.

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Director Fees

     On January 24, 2008, the board of directors of the company approved an increase in the fees to be paid to directors for service as directors of the company. The increase is effective immediately with respect to the fees payable to the directors in January 2008 for their services during the fiscal year ending January 31, 2008. Each director will receive an annual fee of $10,000 for service as a director, plus an additional $5,000 for service on any committee of the board, plus an additional $5,000 for service as the chairman of the board of directors and each committee of the board. Such fees will be payable either in cash or in shares of company common stock, at the discretion of the board of directors.

     With respect to the fees payable to the directors in January 2008 for their services during the fiscal year ending January 31, 2008, the board determined that all of such fees should be paid in shares of common stock. To determine the number of shares issuable to each director, the aggregate amount of such director’s fees is to be divided by $0.26.

     Employees of the company who serve on the board of directors receive the same fees for their service as a director as do nonemployee directors. Such director fees are in addition to the salary and bonus payable with respect to their services as officers of the company.

     It is expected that these director fees will remain in effect for the fiscal year ending January 31, 2009, but such fees are subject to change in the discretion of the board.

Changes in Executive Officer Compensation

     On January 24, 2008, the board of directors of the company approved an increase in the compensation payable to certain executive officers of the company for the fiscal year beginning February 1, 2008.

Carl Ritter

     Mr. Ritter, who serves as our Chief Executive Officer, will be paid an annual salary of $170,000. He will also be entitled to receive a bonus each quarter equal to 5% of the adjusted net income of the company for the previous fiscal quarter, up to $10 million in adjusted net income. For this purpose, adjusted net income means the net income of the company, as reflected on its statement of operations, adjusted for any gain or loss on derivative instruments recognized by the company during such quarter. The amount of any loss on derivative instruments will be added to the net income, and the amount of any gain on derivative instruments will be subtracted from net income. In no event, however, will the bonus be less than $7,500 per quarter. If the adjusted net income of the company for a quarter exceeds $10 million, payment of any bonus amount relating to the amount in excess of $10 million will be at the discretion of the board. In addition, Mr. Ritter will be paid a car allowance of $1,200 per month. Mr. Ritter also is paid for his service as a director, as described above under “Increase in Director Fees.”

Richard Lye

     Mr. Lye, who serves as our President, will be paid an annual salary of $140,000. He will also be entitled to receive a bonus each quarter equal to 2.5% of the adjusted net income of the company for the previous fiscal quarter, up to $10 million in adjusted net income. For this purpose, adjusted net income means the net income of the company, as reflected on its statement of operations, adjusted for any gain or loss on derivative instruments recognized by the company during such quarter. The amount of any loss on derivative instruments will be added to the net income, and the amount of any gain on derivative instruments will be subtracted from net income. If the adjusted net income of the company for a quarter exceeds $10 million, payment of any bonus amount relating to the amount in excess of $10 million will be at the discretion of the board. In addition, Mr. Lye will be paid a car allowance of $1,200 per month. Mr. Lye also is paid for his service as a director, as described above under “Increase in Director Fees.”

Stanton Heintz

     Mr. Heintz, who serves as our Chief Financial Officer and Chief Operating Officer, will be paid an annual salary of $140,000. He will also be entitled to receive a bonus each quarter equal to 2.5% of the adjusted net income of the company for the previous fiscal quarter, up to $10 million in adjusted net income. For this purpose, adjusted net income means the net income of the company, as reflected on its statement of operations, adjusted for any gain or loss on derivative instruments recognized by the company during such quarter. The amount of any loss on derivative instruments will be added to the net income, and the amount of any gain on derivative instruments will be subtracted from net income. If the adjusted net income of the company for a quarter exceeds $10 million, payment of any bonus amount relating to the amount in excess of $10 million will be at the discretion of the board. In addition, Mr. Heintz will be paid a car allowance of $1,200 per month. Mr. Heintz also is paid for his service as a director, as described above under “Increase in Director Fees.”

     All of the company’s executive officers are entitled to health, dental, vision and life insurance benefits paid by the company. The board may make discretionary awards of stock or stock options to the company’s executive officers.

Item 9.01                Financial Statements and Exhibits

(d)	Exhibits

	10.1	Purchase Agreement between Carbiz USA, Inc. and JonRoss, Inc., dated January 24, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: January 29, 2008	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer